UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

AVIDITY BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

NOVARTIS AG

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Novartis AG

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Avidity Biosciences, Inc.

Commission File No.: 001-39321

The following are excerpts from the transcript of the Novartis AG ("Novartis") internal webcast held on October 28, 2025, during which Vasant Narasimhan, Chief Executive Officer of Novartis, discussed the potential acquisition of Avidity Biosciences, Inc. by Novartis.

[…]

I did want to take a moment as yesterday, you might have noticed we did a very large transaction. We have a proposed acquisition of a company in San Diego, and I think that gives us the opportunity to actually expand our neuromuscular pipeline, Avidity Biosciences is really one of the pioneers in the world of antibody oligoconjugate technology. This allows you to combine monoclonal antibodies with siRNAs. Those could be siRNAs, it can be antisense oligonucleotides, and then to direct these to specific tissues. Many of you will know about Leqvio and our entire portfolio, siRNAs for cardiovascular disease. They all track to deliver and impact the liver. They ID and target within the liver for a range of diseases. Now the opportunity is using antibodies can we direct these siRNAs to other tissues. And the specific opportunity here is the muscle, in treating debilitating muscular dystrophies.

I want to just tell you all a little bit about the goals that we have, assuming that the transaction is completed. It's important to note, we are separate companies until the transaction closes. I just want to tell you of the story briefly of three patients. [...] is a patient living with Myotonic Dystrophy. As a child, he noticed his development, it was lagging behind peers, leading to a search for answers. At [...], he was diagnosed with DM1. He went from a young man who was an active cross country runner to giving up his sport. He faces daily challenges with muscle weakness, memory loss, challenges, with nutrition. He remains resilient, but also with the knowledge that life expectancy for DM1 patients can be 50 or 60 years, often with a debilitating loss of ability to move. Type of patient will be hopefully impacting with one of the medicines from Avidity.

[...] is living with FSHD, FSHD stands for the various parts of the body that lose muscular control. So Facioscapulohumeral muscular dystrophy so the face, the scapula, the humorous, the legs. She watched her father deteriorate, and ultimately die of FSHD, wheelchair bound at the age of 40. She was diagnosed in her late 20s and had to quickly learn to advocate for herself. She's now in her [...], faces daily challenges with mobility and independence, and really had to give up the passions for golf and other things. And our hope is that we could give a patient like [...] the ability to move once again.

And then lastly, [...], [...] was diagnosed as a DMD, which has about 15,000 patients in the US, similar amounts in Europe and then similar amounts in the rest of the world. Diagnosed as a toddler with this debilitating condition. He was missing developmental milestones. Now he lives with a complex care routine, his parents have to carry him off the stairs. He's unable to move. They've become fierce advocates for navigating the treatment option. Another patient group that we can hopefully impact with this acquisition of Avidity. So this not only brings the technology forward, but it also allows us to expand the number of diseases building on our history with SMA and Zolgensma. The number of debilitating neuromuscular diseases we can treat in our goal to be the global leader in tackling these kinds of diseases.

So overall, we remain confident I’m turning back to our financial outlook, on our midterm outlook. We actually raised our guidance yesterday just given the confidence we have in the company, to 6% sales growth over the next five years. Core margin and 40% plus, which we now expect to reach in 2029. We do expect more investment, given the Avidity, potential acquisition over the next few years. And I think we will continue to upgrade that guidance as well over the coming months.

[…]

Additional information and Where to Find It

In connection with the spin-off or sale of SpinCo and the merger (the “Transactions”), Novartis, Avidity and SpinCo intend to file relevant documents with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement to be filed by Avidity. The definitive proxy statement and proxy card will be delivered to the stockholders of Avidity in advance of the special meeting relating to the Transactions. This document is not a substitute for the proxy statement or any other document that may be filed by Avidity with the SEC. AVIDITY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND AVIDITY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Avidity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Avidity make available free of charge at the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings, respectively, copies of documents they file with, or furnish to, the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy. Novartis, Avidity and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Avidity in connection with the Transactions. Information regarding the special interests of these directors and executive officers in the Transactions will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on January 31, 2025. Security holders may obtain information regarding the names, affiliations and interests of Avidity’s directors and executive officers in Avidity’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2025. To the extent the holdings of Avidity’s securities by Avidity’s directors and executive officers have changed since the amounts set forth in Avidity’s definitive proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and Avidity’s website at investors.aviditybiosciences.com/sec-filings. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding the proposed acquisition of Avidity and Avidity’s related spin-off or sale of SpinCo, the expected timetable for completing each of the proposed Transactions, the composition of the assets and liabilities to be held by SpinCo and Avidity following the spin-off or sale, SpinCo’s cash balance, potential marketing approvals, new indications or labeling for Avidity’s product candidates, Avidity’s platform and preclinical assets, or potential future revenues from Avidity’s product candidates. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Avidity’s investigational products will be submitted or approved for sale or for any additional indications or labeling in any market, or at any particular time, or that Avidity’s approach to the discovery and development of product candidates based on its AOC™ platform will produce any products of commercial value. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding Avidity, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the sale of certain of SpinCo’s assets pursuant to a third party right of first negotiation; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis and/or Avidity’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis AG’s most recent Annual Report on Form 20-F for the year ended December 31, 2024, Avidity’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www.sec.gov. Novartis is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except to the extent required by law.